[LETTERHEAD OF MCGLADREY & PULLEN, LLP]
                                                                    EXHIBIT 99.1


                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Wake Forest Bancshares, Inc.
Wake Forest, North Carolina

We have audited the accompanying consolidated statement of financial condition of Wake Forest Bancshares, Inc. and subsidiary as of September 30, 1999 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsiblity of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wake Forest Bancshares, Inc. and subsidiary as of September 30, 1999 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ McGladrey & Pullen, LLP
---------------------------
McGladrey & Pullen


Raleigh, North Carolina
October 27, 1999